                                                                  Exhibit (m)(4)

                        Prudential Short-Term Bond, Inc.

                          Form of Amended and Restated
                          Distribution and Service Plan
                                (Class A Shares)
                   (Prudential Short-Term Corporate Bond Fund)
                       (Prudential Ultra Short Bond Fund)

                                  Introduction

         The Distribution and Service Plan (the Plan) set forth below which is designed to conform to the requirements of Rule 12b-1 under the Investment Company Act of 1940 (the Investment Company Act) and Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (NASD) has been adopted by Prudential Short-Term Bond Fund, Inc. (the Fund), on behalf of Class A shares of each Series named above (each, a "Series") and by Prudential Investment Management Services LLC, the Fund's distributor (the Distributor).

         The Fund has entered into a distribution agreement pursuant to which the Fund will employ the Distributor to distribute Class A shares issued by the Series (Class A shares). Under the Plan, the Fund intends to pay to the Distributor, as compensation for its services, a distribution and service fee with respect to Class A shares.

         A majority of the Board of Directors/Trustees of the Fund, including a majority of those Directors/Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the Rule 12b-1 Directors), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption and continuation of this Plan will benefit each Series and its shareholders. Expenditures under this Plan by the Fund for Distribution Activities (defined below) are primarily intended to result in the sale of Class A shares of the Series within the meaning of paragraph (a)(2) of Rule 12b-1 promulgated under the Investment Company Act.

         The purpose of the Plan is to create incentives to the Distributor and/or other qualified broker-dealers and their account executives to provide distribution assistance to their customers who are investors in the Series, to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature and other promotional and distribution activities and to provide for the servicing and maintenance of shareholder accounts.

                                    The Plan

         The material aspects of the Plan are as follows:

1.       Distribution Activities

         The Fund shall engage the Distributor to distribute Class A shares of the Series and to service shareholder accounts using all of the facilities of the Distributor's distribution network, including sales personnel and branch office and central support systems, and also using such other qualified broker-dealers and financial institutions as the Distributor may select, including Prudential Securities Incorporated (Prudential Securities) and Pruco Securities Corporation (Prusec). Services provided and activities undertaken to distribute Class A shares of the Series are referred to herein as "Distribution Activities."

2.       Payment of Service Fee

         The Fund shall pay to the Distributor as compensation for providing personal service and/or maintaining shareholder accounts a service fee of .25 of 1% per annum of the average daily net assets of the Class A shares (service fee) of each Series. The Fund shall calculate and accrue daily amounts payable by the Class A shares of each Series hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors/Trustees may determine.

3.       Payment for Distribution Activities

         The Fund shall pay to the Distributor as compensation for its services a distribution fee, together with the service fee (described in Section 2 hereof), of .30 of 1% per annum of the average daily net assets of the Class A shares of each Series for the performance of Distribution Activities. The Fund shall calculate and accrue daily amounts payable by the Class A shares of each Series hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors/Trustees may determine. Amounts payable under the Plan shall be subject to the limitations of Rule 2830 of the NASD Conduct Rules.

         Amounts paid to the Distributor by the Class A shares of each Series will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Series except that distribution expenses attributable to the Series as a whole will be allocated to the Class A shares according to the ratio of the sales of Class A shares to the total sales of the Series' shares over the Series' fiscal year or such other allocation method approved by the Board of Directors/Trustees. The allocation of distribution expenses among classes will be subject to the review of the Board of Directors/Trustees.

         The Distributor shall spend such amounts as it deems appropriate on Distribution

Activities which include, among others:

         (a) sales commissions and trailer commissions paid to, or on account of, account executives of the Distributor;

         (b) indirect and overhead costs of the Distributor associated with Distribution Activities, including central office and branch expenses;

         (c) amounts paid to Prudential Securities or Prusec for performing services under a selected dealer agreement between Prudential Securities or Prusec and the Distributor for sale of Class A shares of the Series, including sales commissions, trailer commissions paid to, or on account of, agents and indirect and overhead costs associated with Distribution Activities;

         (d) advertising for the Series in various forms through any available medium, including the cost of printing and mailing Fund prospectuses, statements of additional information and periodic financial reports and sales literature to persons other than current shareholders of the Series; and

         (e) sales commissions (including trailer commissions) paid to, or on account of, broker-dealers and financial institutions (other than Prudential Securities or Prusec) which have entered into selected dealer agreements with the Distributor with respect to Class A shares of the Series.

4.       Quarterly Reports; Additional Information

         An appropriate officer of the Fund will provide to the Board of Directors/Trustees of the Fund for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities (including payment of the service fee) and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-1. The Distributor will provide to the Board of Directors/Trustees of the Fund such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

         The Distributor will inform the Board of Directors/Trustees of the Fund of the commissions and account servicing fees to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have selected dealer agreements with the Distributor.

5.       Effectiveness; Continuation

         The Plan shall not take effect with respect to a Series until it has been approved by (i) a vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class A shares of the Series, if adopted after any public offering of the Series' voting securities or the sale of such securities to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promote of the Fund or affiliated persons of the Fund and/or (ii) a vote of a majority of the Board of Directors/Trustees of the Fund and a majority of the Rule 12b-1 Directors/Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

         The Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect with respect to a Series thereafter for so long as such continuance is specifically approved at least annually by a majority of the Board of Directors/Trustees of the Fund and a majority of the Rule 12b-1 Directors/Trustees by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

6.       Termination

         This Plan may be terminated at any time with respect to a Series by vote of a majority of the Rule 12b-1 Directors/Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class A shares of the applicable Series.

7.       Amendments

         The Plan may not be amended to change the combined service and distribution fees to be paid as provided for in Sections 2 and 3 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class A shares of the applicable Series. All material amendments of the Plan shall be approved by a majority of the Board of Directors/Trustees of the Fund and a majority of the Rule 12b-1 Directors/Trustees by votes cast in person at a meeting called for the purpose of voting on the Plan.

8.       Rule 12b-1 Directors/Trustees

         While the Plan is in effect, the selection and nomination of the Directors/Trustees shall be committed to the discretion of the Rule 12b-1 Directors/Trustees.

9.       Records

         The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

Dated: November 20, 2002